UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2009

Assurant, Inc.

(Exact name of registrant as specified in charter)

Commission File Number: 001-31978

DELAWARE	13-3689915
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Chase Manhattan Plaza, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c).    On March 9, 2009, Assurant, Inc. (the “Company”) issued a press release announcing the resignation of P. Bruce Camacho as Executive Vice President and Chief Financial Officer of the Company, effective March 15, 2009, and the appointment of Michael J. Peninger as the Company’s Executive Vice President and Chief Financial Officer, effective March 15, 2009. A copy of the press release announcing Mr. Camacho’s resignation and Mr. Peninger’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to his appointment as Executive Vice President and Chief Financial Officer, Mr. Peninger, age 54, had served as Interim Chief Financial Officer of the Company beginning in July 2007, when, as previously disclosed, Mr. Camacho began an administrative leave from the Company after receiving a “Wells Notice” from the U.S. Securities and Exchange Commission (the “SEC”), in connection with an industry investigation of certain loss mitigation insurance products. Prior to serving as Interim Chief Financial Officer, Mr. Peninger had served as President and Chief Executive Officer of Assurant Employee Benefits, a business unit of the Company, starting in January 1999. Mr. Peninger began his career at Northwestern National Life in 1977 as an actuary. He then joined Assurant Employee Benefits in 1985 as a corporate actuary and held various positions within Assurant Employee Benefits. In 1991, Mr. Peninger was appointed Senior Vice President and Chief Financial Officer of Assurant Employee Benefits, and in 1993 he became Senior Vice President of Finance and Claims of Assurant Employee Benefits. In 1998, Mr. Peninger was appointed an Executive Vice President of the Company.

No decisions have been made regarding any changes to Mr. Peninger’s compensation in connection with his appointment as Executive Vice President and Chief Financial Officer. There is no pre-existing arrangement or understanding that required that Mr. Peninger be selected as the Executive Vice President and Chief Financial Officer of the Company. Other than a previously disclosed Change of Control Employment Agreement, Mr. Peninger does not have an employment agreement with the Company, and none is being entered into in connection with his appointment.

(e).    In connection with Mr. Camacho’s resignation, the Company entered into a Separation Agreement with Mr. Camacho, dated March 3, 2009 (the “Separation Agreement”). Under the Separation Agreement, Mr. Camacho will receive (i) cash severance payments totaling $5,000,000, to be paid in six monthly installments beginning July 2, 2009, in lieu of any other severance payments to which he may be entitled under existing agreements or plans (in aggregate, the “Severance Payment”); and (ii) reimbursement of his COBRA health benefits for a period of eighteen months following March 15, 2009, his last date of employment (the “Termination Date”). Mr. Camacho will also be paid benefits he has accrued pursuant to the terms of the Company’s qualified and non-qualified retirement plans.

Under the Separation Agreement, all of Mr. Camacho’s outstanding vested stock appreciation rights (“SARs”) shall remain exercisable for ninety days following the Termination Date, pursuant to their terms. Upon exercise, the SARs may be settled by cash payment to Mr. Camacho of an amount for each such SAR equal to the excess of (x) the closing trading price of the Company’s common stock on the New York Stock Exchange on the date of exercise over (y) the exercise price for each SAR so exercised, multiplied by the number of shares represented thereunder. All other SARs and equity awards held by Mr. Camacho that are subject to vesting and are not vested as of the Termination Date shall be cancelled and shall be of no further force or effect.

In the event that the SEC commences a civil complaint alleging that Mr. Camacho has engaged in securities fraud involving the Company (an “SEC Action”), any unpaid installments of the Severance Payment shall not be paid to Mr. Camacho but will instead be deposited into an escrow account pending resolution of the SEC Action. Such amounts, together with any installments of the Severance Payment already paid to Mr. Camacho, may be subject to forfeiture depending on the outcome of the SEC Action. Mr. Camacho has represented that he has not knowingly violated or caused the Company to violate any federal or state securities law.

Mr. Camacho is subject to certain restrictive covenants. Under the Separation Agreement, he shall not: (i) for a period of two years following the Termination Date, solicit or hire any employee of the Company who was employed by the Company as of the Termination Date or within the two month period prior thereto, (ii) for a period of two years following the Termination Date, cause any person doing business or having a business relationship with the Company to alter or terminate such person’s relationship with the Company in any way, and (iii) at any time, disclose to third parties any confidential information of the Company or use such information for the benefit of anyone but the Company.

The Company and Mr. Camacho have agreed not to disparage or denigrate one another; however, the Separation Agreement does not limit or prevent either party from providing truthful testimony or statements to governmental, regulatory or law enforcement agencies or in a court of law. The Company and Mr. Camacho also agreed to mutual releases and covenants not to sue, subject to certain exceptions. Mr. Camacho has seven days from the date of execution of the Separation Agreement to revoke the releases and covenants not to sue (in which case he would not receive the Severance Payment).

A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Separation Agreement is qualified in its entirety by reference to Exhibit 10.1.

Mr. Camacho has also agreed to provide certain consulting services to the Company. The terms of the consulting arrangement are governed by a consulting agreement between Mr. Camacho and the Company, effective March 16, 2009 (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Camacho will serve as a consultant to the Company until March 15, 2010 or the agreement’s earlier termination (the “Consulting Period”). Mr. Camacho will receive a retainer, payable in arrears, of $100,000 per month, provided that (i) if the Company terminates the Consulting Period for “cause,” which includes the occurrence of an event for which Mr. Camacho would forfeit the Severance Payment, the Company shall have no further obligation to pay such retainer after termination, and (ii) if the Company terminates the Consulting Period without “cause,” the Company shall be obligated to continue paying such retainer until March 15, 2010. Mr. Camacho also agreed to refrain, during the Consulting Period, from providing services to anyone that competes with the Company in any jurisdiction in which the Company does business.

A copy of the Consulting Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to Exhibit 10.2.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed herewith:

10.1	Separation Agreement, dated March 3, 2009, by and between Assurant, Inc. and Philip Bruce Camacho.

10.2	Consulting Agreement, dated March 3, 2009, by and between Assurant, Inc. and Philip Bruce Camacho.

99.1	Press Release issued by Assurant, Inc. on March 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/s/ Stephen W. Gauster
Stephen W. Gauster Senior Vice President, Chief Corporate Counsel and Assistant Secretary

Date: March 9, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Separation Agreement, dated March 3, 2009, by and between Assurant, Inc. and Philip Bruce Camacho

10.2	Consulting Agreement, dated March 3, 2009, by and between Assurant, Inc. and Philip Bruce Camacho

99.1	Press Release issued by Assurant, Inc. on March 9, 2009

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